EXECUTION COPY

AMENDED AND RESTATED FUND INTEREST BASKET SWAP CONFIRMATION

To:	Cowen Group, Inc.
Attention:	Treasurer and General Counsel
Address:	599 Lexington Avenue
New York, NY 10022

From:	NATIXIS
Address:	30, Avenue Pierre Mendès-France
75013 Paris, France
Date:	January 20, 2017

Transaction Ref.:

Confirmation Ref.:

Dear Sir or Madam,

The purpose of this amended and restated total return swap Confirmation (this “Confirmation”) is to amend, restate and confirm the terms and conditions of the Fund Derivative Transaction entered into between us on the Trade Date specified below (the “Initial Transaction” and, after giving effect to the amendments contained herein, the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

This Confirmation hereby incorporates by reference the 2006 ISDA Fund Derivatives Definitions (the “Fund Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), each as published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the Fund Definitions and the Swap Definitions, the Fund Definitions will govern. In the event of any inconsistency between the Fund Definitions or the Swap Definitions and this Confirmation, this Confirmation will govern.

1.

This Confirmation evidences a complete binding agreement between NATIXIS (“Party A”) and Cowen Group, Inc. (“Party B”) as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), with such modifications as you and we will in good faith agree (the “Master Agreement”). If a Master Agreement and a Credit Support Document are not executed within ninety (90) days of the Trade Date, such failure shall constitute an Additional Termination Event for which Party A and Party B shall both be an Affected Party. Upon the execution by you and us of such Master Agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in the Master Agreement upon its execution will govern this Confirmation except as expressly modified below or therein.

Until we execute and deliver the Master Agreement, this Confirmation, together with all other documents referring to the ISDA Form and confirming the Transaction entered into between us shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the provisions set forth below under “ISDA Schedule Terms” and under “ISDA Schedule Additional Counterparty Terms”) on the Trade Date. In the event of any inconsistency between the provisions of the Master Agreement and/or the ISDA Form and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2.

The terms of the Transaction to which this Confirmation relates are as follows:

General Terms
Transaction Type:	Fund Interest Basket Swap Transaction
Trade Date:	November 8, 2016
Effective Date:	November 10, 2016
Increase Date:	January 26, 2017
Calculation Agent:	Party A, unless an Event of Default with respect to Party A has occurred and is continuing, in which case, Party A shall appoint a non-affiliated leading bank to be Calculation Agent. All determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.
Reference Funds:	(i) Ramius Archview Credit and Distressed Fund (“Archview”), a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and (ii) MLIS Ramius Merger Arbitrage UCITS Fund (“MLIS Ramius”), a sub-fund of an umbrella investment company with variable share capital incorporated in the Grand Duchy of Luxembourg.
Fund Interest Units:	Shares of the Reference Funds
Number of Fund Interest Units:

(i) as of the Effective Date, 999,914.853 shares of Archview and 149,970 Class M shares of MLIS Ramius and (ii) as of the Increase Date, 999,914.853 Class I shares of Archview and 149,970 Class M shares of MLIS Ramius plus an additional number of Class M shares of MLIS Ramius determined by dividing $15,000,000 by the price per Class M as of, or as closely as practicable to, the Increase Date (such additional Class M Shares of MLIS Ramius, the “Additional MLIS Ramius Fund Interest Units”, which in the aggregate represent the allocated Equity Notional Amount on such dates.

The Number of Fund Interest Units may be increased by any Dividends paid on any Fund Interest Units and decreased by any Repurchase Proceeds received from a Reference Fund’s repurchase of Fund Interest Units on an Optional Early Termination Date or Scheduled Repurchase Valuation Date.

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Initial Price:	(i) With respect to Archview Fund Interest Units, the price of such Fund Interest Units as of October 31, 2016; (ii) with respect to the 149,970 Class M MLIS Ramius Fund Interest Units acquired by the Hedging Party in connection with the Initial Transaction, the price of such Fund Interest Units on October 31, 2016; and (iii) with respect to the additional MLIS Ramius Fund Interest Units acquired by the Hedging Party in connection with the Increase Date, $15,000,000 divided by the Number of Fund Interest Units purchased on the Increase Date.
Hypothetical Investor Jurisdiction:	France
Settlement Method:	Cash Settlement
Valuation Method:	Deemed Payout Method
Maturity Date:	November 4, 2018
Termination Date:	The earliest to occur of the: (i) Fund Termination Date; (ii) Optional Early Termination Date; and (iii) Maturity Date.
Fund Termination Date:	The date closest to the Maturity Date on which a Reference Fund provides notice of a repurchase or redemption with respect to all remaining Fund Interest Units held by a Hedging Party.
Final Cut-off Date:	The date that is one month after the Termination Date.
Optional Early Termination:

Party B may designate an Optional Early Termination Date on a Floating Amount Payment Date by providing Party A at least 30 calendar days’ written notice prior to such Floating Amount Payment Date; provided that if Party B terminates this Transaction early (either partially or fully) in accordance with this provision, Party B shall pay to Party A the “Termination Fee” on each such Optional Early Termination Date.

In the event that Party B designates an Optional Early Termination Date, Party B will purchase from Party A on such Optional Early Termination Date the proportionate amount of Fund Interest Units of each Reference Fund at the Relevant Price that results in a reduction of the Equity Notional Amount that Party B seeks on the Optional Early Termination Date.

[Example: should Party B terminate $10,000,000, it will purchase $[2,500,000] of Archview Fund Interest Units and $[7,500,000] of MLIS Fund Interest Units to maintain the proportion between the Reference Funds.]

“Termination Fee” means an amount equal to:
Equity Notional Amount terminated x Termination Charge x Spread x (N/360)

where N equals the number of calendar days remaining from the Optional Termination Date to the Maturity Date. If N is >= 365, then the Termination Charge is 50%, otherwise the Termination Charge is 25%.

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[Example: If Party B terminates $10,000,000 with N equal to 365, then Party B will be subject to the Termination Fee below:

$10,000,000 x 50% x 3% x (365/360) = $152,083]

In addition, Party A may designate an Optional Early Termination Date on the next Floating Amount Payment Date by providing Party B written notice prior to such Floating Amount Payment Date to the effect that the Relevant Price of either of the Reference Funds has fallen below 50% of its respective Initial Price. In such case, Party B will purchase from Party A all Fund Interest Units then held by Party A on the Optional Early Termination Date. For the avoidance of doubt, no Termination Fee shall be due if Optional Early Termination is exercised pursuant this provision by Party A.

Equity Amount Payments
Equity Amount Payer:	Party A
Equity Amount Receiver:	Party B
Equity Notional Amount:

(i) on the Effective Date, the sum of the products of the Number of Fund Interest Units for each Reference Fund as of the Effective Date times the Initial Price for each Reference Fund; and

(ii) on the Increase Date, the sum of the products of the Number of Fund Interest Units for each Reference Fund as of the Increase Date times the Relevant Price for each Reference Fund. For the avoidance of doubt, the Relevant Price with respect to the Additional MLIS Ramius Fund Interest Units is equal to the amount referenced in clause (iii) of "Initial Price." On the Trade Date the aggregate Equity Notional Amount was equal to the Floating Notional Amount on that day, and on the Increase Date the aggregate Equity Notional Amount is equal to the Floating Notional Amount on that day; and

(iii) on each Valuation Date, the sum of the products of the Number of Fund Interest Units for each Reference Fund as of each Valuation Date times the Relevant Price for each Reference Fund; and

The Equity Notional Amount may be decreased by any Proceeds received by Party A either from the purchase of Fund Interest Units by Party B, or a tender of Fund Interest Units to a Reference Fund by Party A on an Optional Early Termination Date or Scheduled Repurchase Valuation Date.

Relevant Price:	As set forth in Section 1.18 of the Fund Definitions. The Relevant Price per related Fund Interest Unit in respect of a Scheduled Repurchase Payment Date, a Valuation Date, or an Optional Early Termination Date shall be an amount equal to the Repurchase Proceeds relating to such Fund Interest Units that would be received by a Hypothetical Investor in such Fund Interest Units in connection with a repurchase of a portion or all Fund Interest Units that are subject to valuation on a Scheduled Repurchase Payment Date, Valuation Date or Optional Early Termination Date, as the case may be.

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Repurchase Proceeds:	The repurchase proceeds, as determined by the Calculation Agent, which would be paid by the related Reference Fund to a Hypothetical Investor who, as of the relevant Scheduled Repurchase Valuation Date or Optional Early Termination Date, tenders any Fund Interest Units.
Scheduled Repurchase Valuation Date:	The date as of which the related Reference Fund is scheduled according to its Fund Documentation to determine the Net Asset Value of its Fund Interest Units for purposes of calculating the Repurchase Proceeds to be paid to a Hypothetical Investor that has submitted a valid and timely notice for redemption of the Fund Interest Units on a Scheduled Repurchase Payment Date.
Scheduled Repurchase Payment Date:

The date specified below for each Reference Fund by which the related Reference Fund is scheduled to have paid all or a specified portion of the Repurchase Proceeds to a Hypothetical Investor that has submitted a valid and timely notice for repurchase of the Fund Interest Units on such Scheduled Repurchase Payment Date.

Archview: January 30, 2018, April 30, 2018, July 30, 2018 and October 30, 2018. The notice of repurchase will be deemed to be submitted on October 15, 2017, January 15, 2018, April 15, 2018 and July 15, 2018 in order to receive Repurchase Proceeds on the above dates.

MLIS Ramius: April 3, 2018. The notice of repurchase will be deemed to be submitted on March 23, 2018 in order to receive Repurchase Proceeds on such date.

Equity Amount:	With respect to each Scheduled Repurchase Valuation Date, the Repurchase Proceeds as specified above.
Equity Payment Date:	Each Scheduled Repurchase Payment Date and Early Optional Termination Date, including the Maturity Date.
Equity Notional Reset:	Applicable (subject to Valuation Dates and Thresholds as described under “Counterparty Credit Provisions” below).
Dividends:

Any dividend received by Party A from a Reference Fund will be reinvested in the Reference Fund such that the number of Fund Interest Units will be increased.

Dividends may be subject to withholding tax by the Reference Fund due to the Hypothetical Investor Jurisdiction. The effect of withholding tax will be to reduce the amount of Repurchase Proceeds.

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Floating Amount Payments
Floating Amount Payer:	Party B
Floating Amount Receiver:	Party A
Floating Amount:	Floating Notional Amount x (Floating Rate + Spread) for the Floating Rate Calculation Period under the Day Count Fraction.
Floating Notional Amount:

On the Trade Date or Increase Date, the Equity Notional Amount as of such dates. Thereafter, the Floating Notional Amount will be adjusted by the Equity Notional Reset Amount as described under “Counterparty Credit Provisions” below.

The Floating Notional Amount may be decreased by any Proceeds received either from the purchase of Fund Interest Units by Party B, or tender to the Funds by Party A on an Optional Early Termination Date or Scheduled Repurchase Payment Date.

The Floating Notional Amount, as adjusted by the Equity Notional Reset Amount, will be capped at a maximum of $35,000,000 from the Trade Date to the Increase Date and thereafter at a maximum of $50,000,000.

Floating Rate	From and including the Effective Date to but excluding December 1, 2016, 0.503023%; and thereafter 1 month USD LIBOR as determined by reference to Reuters Page LIBOR01 or if not available at any time of determination, Bloomberg Page 0001M.
Designated Maturity:	1 Month
Spread:	3.00% per annum
Compounding:	Applicable
Day Count Fraction:	Actual/360
Floating Rate Payer Payment Dates:	The third Local Business Day of each month and the Termination Date.
Floating Rate Reset Dates:	The third Local Business Day of each month.
Counterparty Credit Provisions
Independent Amount:

As of the Increase Date, the lesser of:
(i) $13,750,000

(ii) the greater of $11,000,000 and (27.5% x the Equity Notional Amount) as determined by the Calculation Agent on each Valuation Settlement Date based upon the most recent Valuation Date. The minimum Threshold for the delivery of additional Independent Amount by Party B to Party A will be $0. Any additional Independent Amount payable hereunder shall be paid on a Floating Rate Payment Date.

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The $11,000,000 minimum Independent Amount will be reduced pro rata if Party B elects a partial Optional Early Termination.

On the Scheduled Repurchase Payment Date beginning on April 30, 2018 as specified above, Party A will retain a portion of the Independent Amount equal to 50% of the Equity Amount associated with Archview. The failure of Party B to comply with the Independent Amount requirement shall constitute a Termination Event.

[Example:  April 3, 2018 is the Scheduled Repurchase Payment Date for MLIS Ramius and the amount of Independent Amount attributable to MLIS Ramius will equal $0.  The amount of Independent Amount attributable to Archview will equal 100% of the remaining Floating Notional Amount of Archview (expected redemption ~$2.5 million in April, July and October 2018 based upon 25% quarterly repurchase of ~$10 million beginning December 31, 2017)]

Valuation Date:	Each of the last Local Business Day of each month and the most recent Local Business Day for which a Relevant Price per related Fund Interest Unit is reported to the Calculation Agent by each respective Reference Fund.
Valuation Settlement Date:	The third (3rd) Local Business Day of the month.
Equity Notional Reset Amount:

On each Valuation Settlement Date based upon the Relevant Price for each Valuation Date, the difference between the Equity Notional Amount on such Valuation Date and the Equity Notional Amount on the immediately preceding Valuation Date, or in the case of the first Valuation Date, the initial Equity Notional Amount, in each case in the sole determination of the Calculation Agent. Any positive amount of Equity Notional Reset Amount will be paid by Party A to Party B and will increase the Floating Notional Amount by an equal amount. Any negative amount of Equity Notional Reset Amount will be paid as the absolute value of such amount by Party B to Party A and will decrease the Floating Notional Amount. The minimum threshold for the payment of Equity Notional Reset Amounts will be $0.

The Equity Notional Reset Amount will be capped such that the Floating Notional Amount, after adjustment by the Equity Notional Reset Amount, will not exceed $50,000,000.

For the Calculation Agent to reset the Floating Notional Amount higher, the allocation ratio between the two Reference Funds, defined as the Equity Notional Amount of Archview divided by the Equity Notional Amount of MLIS, has to be below or equal to 85% from the Trade Date to the Increase Date and thereafter below or equal to 50%.

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Failure of Party B to comply with its obligation to pay the absolute value of any negative Equity Notional Reset Amount is a Termination Event, if such failure is not remedied within three (3) Local Business Days.

Failure of Party A to comply with its obligation to pay the positive Equity Notional Reset Amount (subject to netting any Independent Amount or unpaid Floating Amount, as described below) is an Event of Default with respect to Party A, if such failure is not remedied within three (3) Local Business Days.

Netting of Payments:

Party A and Party B agree that the amounts payable by each party above shall be subject to netting.

Netting will include the Equity Notional Reset Amount, the Floating Amount and the net Independent Amount, and any net proceeds of Fund Interest Units purchased by Party A.

Adjustments
Method of Adjustment:	Calculation Agent Adjustment
Extraordinary Events
Nationalization	Negotiated Close-out
Insolvency	Negotiated Close-out
Extraordinary Fund Events
Hedging Party:	Party A
Determining Party:	Party A
Fund Insolvency Event:	Partial Cancellation and Payment
Adviser Resignation Event:	Partial Cancellation and Payment
Fund Modification:	Partial Cancellation and Payment
Fund Hedging Disruption:	Partial Cancellation and Payment
Regulatory Action:	Partial Cancellation and Payment
Reporting Disruption:	Partial Cancellation and Payment
Change in Law:	Partial Cancellation and Payment
Increased Cost of Hedging:	Partial Cancellation and Payment

3.

ISDA Schedule Terms. The following terms shall apply to this Transaction:

(a)

Additional Representations. Each party is deemed to represent to the other party on the date on which it enters into the Transaction (and on a continuous basis) that:

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(i)

Eligible Contract Participant. It is an “eligible contract participant” as such term is defined in the U.S. Commodity Exchange Act, as amended;

(ii)

Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(iii)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands, assumes and accepts, the terms, conditions and risks of this Transaction.

(iv)

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

(v)

No Agency. It is entering into this Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(vi)

Offering Memorandum; No Material Adverse Effect. Party B hereby acknowledges and agrees that, as of the date of this Agreement, no Offering Memorandum contains any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and since the respective dates as of which information is set forth in any Offering Memorandum, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(vii)

No Material Misstatements. Party B has disclosed to Party A all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the information (including any report, financial statement, exhibit, schedule or other information) furnished by or on behalf of Party B or any Affiliate of Party B in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)

Absence of Litigation. There are no actions, suits, proceedings, claims, charges, demands or disputes pending or, to the knowledge of Party B, after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against Party B, that (i) purport to adversely affect the enforceability of this Agreement, or any of the transactions contemplated hereby, (ii) allege on the part of any governmental or regulatory authority of competent jurisdiction any impropriety, illegality or fiduciary breach related to the performance of services by such Person or (iii) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(ix)

Taxes. Party B has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it.

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(x)

No Default. Party B is not in default under or with respect to any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or similar default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement.

(xi)

Compliance With Laws. Party B is in compliance in all material respects with the requirements of all Laws (including (i) any requirements of Laws to file tax returns and reports and to pay taxes, assessments, fees and other governmental charges and (ii) in the case of Archview, the Investment Company Act (including Rule 22c-1 promulgated thereunder and analogous rules and regulations in connection with the timing of purchase, sale and exchange of mutual fund shares or similar investment units and Section 12(d)(1)(A)(i) and analogous applicable rules and regulations) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (A) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been maintained or (B) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Party B will not, directly or indirectly, engage in any Market-Timing Trading Activity or use the proceeds hereof in furtherance of any Market-Timing Trading Activity.

(xii)

No Evasion. No Current Direct Investment Party B (i) is entering into this Confirmation in good faith and not with the intent or as a part of a plan to evade compliance with federal securities laws including, without limitation, Sections 13(d) of and Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 12(d)(1)(A) of the Investment Company Act, and (ii) it is not entering into the Transaction with the purpose of changing or influencing control of either Reference Fund and Party B will not seek to change or influence control of either Reference Fund during the term of the Transaction.

(xiii)

Reporting. Party B has made all public filings with respect to the Fund Interest Units as required by applicable law or regulation and, during the term of the Transaction, it will continue to make all such required public filings under applicable law with respect to the Fund Interest Units. It will make all filings required by it under Section 13 of the Exchange Act in respect of the Fund Interest Units.

(xiv)

Additional Fund Representations. Each party hereby makes the representation set forth in Section 13.4(a) of the Fund Definitions, which is hereby incorporated by reference as if fully set forth herein.

(xv)

No Voting, No Rights in Hedge. Party B hereby acknowledges and agrees that it shall have no rights to direct any investment or any vote with respect to any investment made by Party A to hedge its exposure under this Transaction, including any investment Party A may make in a Reference Fund. Party B shall have no ownership rights in any such hedge or investment by Party A. In the event that Party A hedges its exposure under this Transaction and makes an investment in shares of a Reference Fund, Party A shall only do so after reviewing, understanding and agreeing to the terms and conditions of the prospectus and statement of additional information of such Reference Fund, including, without limitation, the purchase and redemption/repurchase provisions thereof. Party A also acknowledges and accepts the risks associated with making any such investment, including those set forth in the prospectus and statement of additional information.

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(b)

Additional Termination Events

The occurrence of any of the following shall constitute an Additional Termination Event for which Party B shall be the sole Affected Party except as otherwise provided in Part 3(b)(xxiii):

(i)

Failure by Party B to comply with its obligation to maintain the Independent Amount;

(ii)

Any suspension or delay of redemption of any Fund Interest Units or any limitation on any such redemption not set forth in the Offering Memorandum for a Reference Fund;

(iii)

Failure by Party B to provide Party A with Party B’s annual financial statements certified by independent public accountants within 120 days after the end of Party B’s fiscal year, if such failure is not remedied within one (1) Local Business Day;

(iv)

Any failure by Party B to provide Party A with the final Net Asset Value of MLIS Ramius as of the last Business Day of each calendar week within one (1) Business Day after the end of such week, if such failure is not remedied within one (1) Local Business Day;

(v)

Any failure by Party B to provide Party A with the weekly estimated Net Asset Value report of Archview as of the last Business Day of each calendar week within one (1) Business Day after the end of such week, if such failure is not remedied within one (1) Local Business Day;

(vi)

Any failure by a Reference Fund to provide to its investors such information as such Reference Fund is obligated to provide to such investors (whether by agreement, operation of law or otherwise);

(vii)

Any material misstatement of fact by a Reference Fund in its Fund Documentation or an omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)

Any change in the administrator or auditor of a Reference Fund or Party B or any termination of, or change that is likely to materially adversely affect Party A with respect to this Transaction to, any Fund Documentation or service provider agreement with any administrator or auditor of or by Party B or a Reference Fund;

(ix)

Any of (i) a change in any Fund Advisor or a change in Control or majority ownership of the Fund Advisor;

(x)

Failure by Party B to promptly provide Party A with any information about Party B that Party A may reasonably request (if Party B is not prohibited by applicable law from disclosing such information);

(xi)

Failure by Party B to execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that Party A may reasonably request, to cause the Independent Amount requirement to be and remain satisfied, all at Party B’s sole cost and expense;

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(xii)

The Net Asset Value of either Reference Fund, as determined in accordance with Appropriate Accounting Principles, has declined at any time below 50% of its Net Asset Value based on the Initial Price of either Reference Fund on the Trade Date;

(xiii)

Any judgment or order shall be entered in any investigative, administrative or judicial proceeding involving a determination that a Fund Advisor (or an Affiliate thereof) shall have violated in any material respect any civil or criminal law or regulation applicable to it in the performance of its duties as an investment adviser;

(xiv)

The activities of Party B, a Reference Fund or a Fund Advisor are subject to regulatory sanctions;

(xv)

Any material adverse change in a Reference Fund’s investment strategy, policies or procedures;

(xvi)

The occurrence or existence of any Regulatory Event;

(xvii)

The failure of the seller of the Fund Interest Units to (1) obtain all consents necessary to sell to the Hedging Party such number of aggregate Fund Interest Units as would equal the Equity Notional Amount, (2) enter into a transfer agreement acceptable to the Hedging Party whereunder such Fund Interest Units would be sold to the Hedging Party or (3) obtain all consents necessary to approve the transfer by the Hedging Party to a qualified investor under the Fund Documentation if the Relevant Fund does not repurchase the Hedging Party’s Fund Interest Units for any reason, in each case on or prior to the Effective Date;

(xviii)

Archview holds more than five percent (5%) of any single voting security at any time during the term of this Agreement;

(xix)

Party B fails to pay any amount owed by it under “Equity Notional Reset Amount,” if such failure is not remedied within one (1) Local Business Day;

(xx)

Total Debt to Total Stockholders’ Equity of Party B shall be more than 40%;

(xxi)

Consolidated Tangible Equity of Party B shall be less than $500,000,000;

(xxii)

The market capitalization of Party B shall be less than $250,000,000; or

(xxiii)

A Master Agreement and a Credit Support Document are not executed within ninety (90) days of the Trade Date. For purposes of this provision, both Party A and Party B shall be an Affected Party.

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(c)

Covenants; Additional Information

(i)

Reporting. On a continuous basis from the Effective Date and until the Termination Date, Party B shall supply or cause to be supplied to Party A in form and substance satisfactory to Party A:

(a)

the weekly estimated Net Asset Value for Archview prepared by BNY Mellon for Archview, by not later than the second Business Day of each calendar week with respect to the immediately preceding calendar week;

(b)

The final monthly Net Asset Value for Archview (prepared by BNY Mellon for Archview) by no later than twelve (12) Business Days at the end of each calendar month;

(c)

the daily final Net Asset Value of MLIS Ramius with respect to the last Business Day of each week, by not later than the first Business Day of the next succeeding week;

(d)

within three (3) days after the same becomes available, a report showing the Net Asset Value of each Reference Fund prepared by such Reference Fund’s Administrator;

(e)

promptly upon becoming aware of same, information impairing or likely to impair the value or liquidity of any part of the Independent Amount; and

(f)

promptly upon becoming aware of same, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against Party B and which could reasonably be expected to have a Material Adverse Effect.

(ii)

Notification of Material Adverse Effect. On a continuous basis from the Effective Date and until the Termination Date, Party B shall promptly upon becoming aware of the same, notify Party A of (i) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Independent Amount, and (ii) any material change in accounting policies or financial reporting practices by Party B.

(iii)

Consents. Party B will assist the Hedging Party in securing all consents and other approvals from the board of directors or other governing body of each Reference Fund in order to enable the Hedging Party to transfer all of any part of the Fund Interest Units to a qualified investor under the relevant Fund Documentation in the event of a Default or if a Reference Fund fails to repurchase any Fund Interest Units as contemplated hereby.

(iv)

Obligation to Hedge. In the absence of any Default by Party B or Termination Event affecting Party B or an Optional Early Termination, Fund Disruption Event or Extraordinary Fund Event, Party A shall not redeem or tender for repurchase any of the Fund Interest Units other than on a Scheduled Repurchase Valuation Date.

(d)

“Termination Currency” means United States Dollars (USD).

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(e)

Addresses for notices. For the purpose of Section 12(a) of the Master Agreement:

Addresses for notices or communications to Party A:

NATIXIS
30, Avenue Pierre Mendès-France
75013 Paris, France
E-mail:

legalnotices@us.natixis.com;
uscibfundsolutionscowen@us.natixis.com

With a copy to:

NATIXIS
1251 Avenue of the Americas, Fifth Floor
New York, NY 10020
Attn:  General Counsel
E-mail:

legalnotices@us.natixis.com;
uscibfundsolutionscowen@us.natixis.com

Address(es) for notices or communications to Party B:

Address:

COWEN GROUP, INC.
599 Lexington Avenue
New York, NY

Attention:      General Counsel Telephone No.: (212) 823-0226
E-mail:  legal@cowen.com with a copy to treasury@ramius.com

(f)

Process Agent. For the purpose of Section 13(c) of the Master Agreement:

Party A appoints as its Process Agent: its New York Branch, 1251 Avenue of the Americas, 5th Floor, New York, NY 10020, Attention: Legal Department.

Party B appoints as its Process Agent: Not applicable

(g)

Offices. The provisions of Section 10(a) will apply to the Master Agreement.

(h)

Multibranch Party. For the purpose of Section 10(c) of the Master Agreement:

Party A is a Multibranch Party and may act through its Head Office and any of its branch Offices worldwide.

Party B is not a Multibranch Party.

(i)

Credit Event Upon Merger. The Credit Event Upon Merger provisions of Section 5(b)(iv) of the ISDA Form shall apply to both parties.

(j)

The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or Party B; provided, however, that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6), or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

(k)

Cross Default. The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B. For purposes thereof, the “Threshold Amount” with regards to Party A, 3% of the stockholders’ equity of Party A, and with regards to Party B, the lesser of: 2% of the shareholders’ equity of Party B and 20,000,000 euros.

14

(l)

Governing Law; Jurisdiction. Sections 13(a) and (b) of the Master Agreement shall be deleted and replaced with the following:

(a)

Governing Law. This Transaction and the Master Agreement will be governed by and construed in accordance with the laws of the State of New York.

(b)

Jurisdiction. With respect to any suit, action, or proceedings relating to any dispute arising out of or connection with this Transaction (“Proceedings”), each party irrevocably:

(i)

submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

(ii)

waives any objection to which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.”

(m)

WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS TRANSACTION OR THE MASTER AGREEMENT.

(n)

LIMITATION OF LIABILITY. NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL OR INDIRECT DAMAGES (REGARDLESS OF WHETHER ARISING FROM ITS OWN NEGLIGENCE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) TO ANY OTHER PARTY EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE DEEMED TO BE SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION SHALL AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY TERM OR PROVISION IN SECTION 6(e) OF THIS AGREEMENT. IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(o)

Bankruptcy Code. Without limiting the applicability of any other provision of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended (the “Bankruptcy Code”) (including, without limitation, Sections 362, 546, 553, 556, 560, 561 and 562 of the Bankruptcy Code and the applicable definitions in Section 101 of the Bankruptcy Code) or any other applicable law, the parties acknowledge and agree that all Transactions entered into hereunder are intended to constitute “swap agreements” as defined in Section 101 (53B) of the Bankruptcy Code, that the rights and remedies of the parties under Section 6 are intended to constitute contractual rights to terminate, accelerate and liquidate Transactions, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 553, 556, 560, 561 and 562 of the Bankruptcy Code and the applicable definitions in Section 101 of the Bankruptcy Code, and any other applicable law.

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(p)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement and will preserve the economic value thereof; provided, however, that this severability provision shall not be applicable if any provision of Sections 1(c), 2, 5, 6 or 13 of this Agreement (or any definition or provision in Section 14 of this Agreement to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(q)

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with the Agreement or the Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(r)

No Presumption of Terms. The terms of this Confirmation do not necessarily represent the terms that Party A would agree to in a signed ISDA Master Agreement with Party B or terms that Party A typically uses or will use with Party B in an ISDA Master Agreement. Party B understands and agrees that Party A may request additional or alternative terms in the signed ISDA Master Agreement with Party B; provided, that the parties agree not to seek materially different economic terms in negotiating the ISDA Master Agreement.

(s)

Transfer. No prior written consent pursuant to Section 7 of the Agreement will be needed by Party A for transfer to an Affiliate of Party A or any Person sponsored, administered, financed or managed by Party A or any Affiliate thereof so long as such transferee’s credit standing is equal to or better than the credit standing of Party A and Party B would not be required, as a result of such transfer, to make or receive any payment from which any Tax (including any Indemnifiable Tax) is required to be withheld or deducted.

(t)

Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement.

(u)

Supremacy of ISDA Master Agreement and Schedule. If Party A and Party B negotiate and agree a Master Agreement based on the ISDA form, unless otherwise specified in such Master Agreement at such time, any terms in the Master Agreement will be deemed to supersede any terms contained in this Confirmation with respect to all Transactions other than the Transaction documented under this Confirmation.

(v)

Dodd-Frank; EMIR. The parties agree that, for the avoidance of doubt, for purposes of Section 5(b)(i) of the Agreement and the Transaction, “any applicable law” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the European Market Infrastructure Regulation (“EMIR”), any rules, regulations and directives promulgated or issued under the Dodd-Frank Act or EMIR, as the case may be, or in connection with implementation thereof, and any similar law or regulation, without regard to Section 739 of the Dodd-Frank Act, or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and the consequences specified herein and in the relevant Confirmation shall apply. Furthermore, nothing in Section 22(a)(5) of the Commodity Exchange Act, as amended by the Dodd-Frank Act or in EMIR, shall amend the terms of the Transaction relating to a termination event, force majeure, illegality, increased cost, regulatory change, or similar event based upon or arising from the enactment of the Dodd-Frank Act or EMIR, as the case may be, any requirement thereunder or any amendment made thereby. The parties specifically reserve the right to terminate, renegotiate, modify, amend or supplement the Transaction in accordance with the terms hereof.

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(w)

Dodd-Frank Protocols. In order to comply with certain obligations pursuant to the Dodd-Frank Act and the rules, regulations, orders and interpretations that are published or issued by the CFTC to implement the Dodd-Frank Act, Party B agrees that, prior to entering into the Transaction, it (1)(a) has adhered to the ISDA August 2012 DF Protocol Agreement, published by International Swaps and Derivatives Association, Inc. (“ISDA”) on August 13, 2012 (the “2012 DF Protocol”) and (b) has submitted or will submit the related Questionnaire (the “August 2012 DF Protocol Questionnaire”) to Party A, and in such Questionnaire has agreed that DF Schedule 3, if applicable, is incorporated in this Confirmation, and (2)(a) has adhered to the ISDA March 2013 DF Protocol Agreement, published by ISDA on March 22, 2013 together with the 2012 DF Protocol, the “DF Protocols”) and (b) has submitted or will submit the related Questionnaire (the “March 2013 DF Protocol Questionnaire”; and together with the August 2012 DF Protocol Questionnaire, the “Questionnaires”) to Party A, and has elected that DF Schedules 3 and 4, if applicable, are incorporated in the Confirmation. The parties agree that if the questionnaires are exchanged prior to the date of this Confirmation, this Confirmation shall be a Protocol Covered Agreement (as defined in the DF Protocols) notwithstanding the terms of the respective DF Protocol.

(x)

Disclosure. Notwithstanding anything to the contrary in this Agreement or any other agreement entered into with Party A, Party B hereby consents to the disclosure to a swap data repository (“SDR”) and/or the Commodities Futures Trading Commission (“CFTC”), the U.S. Securities and Exchange Commission (“SEC”), or any other relevant regulator or law enforcement agency (each, a “Regulator”), or any other person, in each case, to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”) and under European Market Infrastructure Regulation No 648/2012 (“EMIR”) and, in each case, any rules promulgated thereunder which mandate the reporting of transaction and similar information for each swap transaction entered into with Party A including, the following information (collectively, the “Information”):

(i)

Party B’s identity (name, identifier, or otherwise); and

(ii)

any other information with respect to each swap specified in Appendix A to Part 43 of the CFTC’s rules and Appendix 1 to Part 45 of the CFTC’s rules.

Party B hereby consents to any of the Information becoming available to the public as a result of the foregoing disclosure.

Party B further agrees that, for purposes of complying with regulatory reporting obligations, a SDR may engage the services of a global trade repository (“GTR”) regulated by one or more governmental regulators, provided that such GTR is subject to comparable confidentiality provisions as is a SDR registered with the CFTC. Party B hereby consents to any of the Information being disclosed by a SDR or Regulator to such GTR.

Party B further agrees that this consent and acknowledgement will authorize disclosure of transaction and similar information required to be disclosed by the Dodd Frank Act and EMIR and, in each case, the regulations and rules implemented thereunder, in situations where other non-disclosure, confidentiality, bank secrecy or other law would prohibit such disclosure but permits a party to waive such requirements by consent.

17

(y)

ISDA 2013 EMIR NFC Representation Protocol. The parties agree that the terms of the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published on March 8, 2013 by the International Swaps and Derivatives Association, Inc. (“NFC Protocol”) apply to all Transactions hereunder and are incorporated into this Agreement as if each of them had adhered to the NFC Protocol without amendment. For purposes of the NFC Protocol, this Agreement shall be deemed a Protocol Covered Agreement (as such terms are defined in the NFC Protocol). Additionally, for the purpose of this provision:

Party A does not make the NFC Representation; and

Party B makes the NFC Representation.

(z)

ISDA 2013 EMIR Protocol. Party A and Party B hereby agree that the terms of the Attachment to the ISDA 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol, published on July 19, 2013 by the International Swaps and Derivatives Association, Inc. (“EMIR Protocol”) apply to all Transactions hereunder and are incorporated into this Agreement as if each of them had adhered to the EMIR Protocol without amendment. For purposes of the EMIR Protocol, Party A confirms that it is a Portfolio Data Sending Entity, Party B confirms that it is a Portfolio Data Receiving Entity, and this Agreement shall be deemed a Protocol Covered Agreement (as such terms are defined in the EMIR Protocol). Party A specifies the following places for purposes of the definition of Local Business Day as it applies to Party A: Paris, France and Party B specifies the following places for purposes of the definition of Local Business Day as it applies to Party B: New York City, United States.

(aa)

Incorporation of ISDA 2015 Section 871(m) Protocol. The parties to this Agreement agree that the amendments set out in the Attachment to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available on the ISDA website (www.isda.org) shall apply to this Agreement. The parties further agree that this Agreement will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Agreement as amended by the parties for the purposes of such Protocol amendments regardless of the definitions of such terms in the Protocol.

(bb)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax” as defined in Section 14 of the ISDA Form shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law.

(cc)

USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B, the Tax-Identification Number, and other information that will allow Party A to identify Party B in accordance with the Act.

18

4.

ISDA Schedule Additional Counterparty Terms. The following terms shall apply to this Transaction:

(a)

Document Delivery. For the purpose of Section 4(a)(ii) of the Master Agreement, Party B agrees to deliver the following documents, as applicable:

Party required to deliver document	Form or Document or Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Evidence reasonably satisfactory to Party A as to the names, true signatures and authority of the officers or officials signing this Confirmation or any other document entered into in connection therewith on Party B’s behalf	On or prior to the Trade Date.	Yes
Party B	A copy of the Organization Documents of Party B, including any material amendments thereto	On or prior to the Trade Date, and/or upon any material amendments to such documents.	Yes
Party B	Satisfactory evidence of authority to enter into this Agreement and related transaction documents	On or prior to the Trade Date and upon any material amendments to such documents	Yes
Party B	Such closing certificates as Party A may reasonably request	On or prior to the Trade Date.	Yes
Party B	Closing opinions, each in form and substance satisfactory to Party A, including customary legal closing opinions from Owen S. Littman, General Counsel of Party B	On or prior to the Trade Date.	No
Party B	Evidence that Party B has paid all taxes, fees and expenses related to the transfer of Fund Interest Units to the Hedging Party.

19

(b)

“Specified Indebtedness” means, in relation to Party B, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise):

(i)

in respect of borrowed money;

(ii)

for the payment or repayment of money (which, for the avoidance of doubt, shall include, without limitation, bonds, notes, commercial paper or similar instruments issued or guaranteed by Party B); and

(iii)

incurred by it in connection with a transaction of the type referred to in the definition of “Specified Transaction” in Section 14 of the ISDA Form between Party B and any third party.

(c)

Additional Agreements and Acknowledgements.

(i)

Party B hereby makes the additional acknowledgements set forth in Section 13.3 of the Fund Definitions and each of the acknowledgements and agreements set forth in Section 13.4(b) and 13.4(c), each of which is hereby incorporated by reference as if fully set forth herein.

(ii)

Party B acknowledges and agrees that: (A) Party A and its affiliates may, at the date of the Transaction or at any time thereafter, be in possession of information in relation to a Reference Fund or the Fund Interest Units that is or may be material in the context of the Transaction and that may or may not be publicly available or known to Party B; and (B) this Agreement creates no obligation whatsoever on the part of Party A or its affiliates to disclose to Party B any such information (whether or not confidential).

(iii)

Neither Party A nor any of its affiliates will be under any obligation to take any action to avoid the occurrence of a Regulatory Event.

(iv)

If, in connection with the Transaction, applicable law subjects Party A or its affiliates, successors and assigns to any Taxes, or any Taxes are withheld or deducted from any payment made to Party A or its affiliates, successors and assigns, then, upon request of Party A or its applicable affiliate, successor or assigns, Party B will promptly pay to Party A or such applicable affiliate, successor or assign, as the case may be, such additional amount or amounts as will compensate to Party A or such applicable affiliate, successor or assign, as the case may be, for such taxes actually incurred or withheld or deducted, to the extent that Party A has not already recovered such taxes via a reduction in the amounts paid to Party A pursuant to this Confirmation. In connection with any request, Party A will provide to Party B a reasonable explanation of the tax for which Party B is liable hereunder.

(v)

Party B shall pay all reasonable, out-of-pocket costs and expenses of Party A and its affiliates, including the reasonable fees, charges and disbursements of counsel for Party A and its affiliates in connection with preparation and negotiation of documentation related to the Initial Transaction and the transfer of Fund Interest Units in connection therewith (the “Initial Transaction Documentation”) and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of the rights of Party A and its affiliates under this Confirmation and any agreement related to the transfer of Fund Interest Units; provided, that (A) Party B shall not be obligated to pay expenses in connection with the preparation and negotiation of the Initial Transaction Documentation in excess of $15,000; (B) Party A shall provide to Party B reasonable documentation of any expense for which it seeks reimbursement hereunder (including itemized invoices for legal fees); and (C) after the closing of the Transaction, Party A will use reasonable efforts to consult with Party B prior to incurring any additional expenses for which Party B would be liable hereunder.

20

(vi)

Party A shall not be responsible for paying any fees associated with a redemption or tender for purchase of Fund Interest Units. Such fees shall be for the account of, and be payable by, Party B.

(d)

Credit Support Document. The following shall be a “Credit Support Document” for purposes of this Confirmation: The Credit Support Annex

[THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW]

21

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

NATIXIS	COWEN GROUP, INC.

By: /s/ Nicolas Chauvet	By: /s/ Stephen A. Lasota
Name: Nicolas Chauvet	Name: Stephen A. Lasota
Title:	Title: Chief Financial Officer

By: /s/ Alexia Hersent
Name: Alexia Hersent
Title:

22

SCHEDULE I

DEFINITIONS

“Affiliate” means, in relation to any Person, (i) a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of that Holding Company, (ii) any other Person who possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise; or (iii) without limiting the generality of clause (ii) above, (x) any other Person who or which possesses, directly or indirectly, power to vote 50% or more of the securities of the Person having ordinary voting power for the election of directors, managing general partners or the equivalent or (y) any other Person whom the Applicable Regulatory Agency would view as an affiliate or affiliated person (or other term to similar effect). In relation to the Party B, this definition shall include the Investment Manager and its Affiliates. For purposes of this definition, “Applicable Regulatory Agency” with respect to a person, means any regulatory agency with jurisdiction over such Person in relevant respects.

“Appropriate Accounting Principles” means (i) generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, or (ii) international accounting standards adopted by the International Accounting Standards Committee that are applicable to the circumstances as of the date of determination, consistently applied.

“Consolidated Tangible Equity” shall mean, total stockholders’ equity minus goodwill and minus intangible assets, net of accumulated amortization, as reported in the most recent audited consolidated financial statement of Party B.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Default” means any event or condition that constitutes an event of default (including, for the avoidance of doubt “Termination Events” and “Additional Termination Events” under an ISDA Master Agreement) or that, with the giving of any notice, the passage of time, or both, would be an event of default.

“Fund Administrator” means (i) with respect to Archview, BNY Mellon Investment Servicing (US) Inc. and (ii) with respect to MLIS Ramius, State Street Bank Luxembourg C.S.A.

“Fund Advisor” means (i) with respect to Archview, Ramius Advisors, LLC and Archview Investment Group LP and (ii) with respect to MLIS Ramius, Ramius Advisors, LLC.

“Fund Documentation” means, with respect to a Reference Fund, its Organization Documents and Registration Statement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Market-Timing Trading Activity” means the purchase, sale or exchange of mutual fund shares or similar investment units (other than those of money market funds, short-term bond funds or exchange-traded funds) (i) to exploit short-term differentials in the prices of such shares or investment units and their underlying assets, and similar trading strategies, or (ii) more than twice within any thirty-day period, in each case other than in a manner consistent with the applicable prospectus or other governing documents or applicable law.

A

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, operations, liabilities (actual or contingent), condition (financial or otherwise) of a Reference Fund or Party B since the date of the last Registration Statement in the case of Archview, and since the date of July 27, 2016, in the case of MLIS Ramius; (b) a material impairment of the ability of Party B to perform its obligations, respectively, to its investors or any material Contractual Obligation to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any investment in a Reference Fund or against Party B of any material Contractual Obligation to which it is a party.

“Net Asset Value” means with respect to a Reference Fund, as of any day, the total value of assets less the total value of liabilities of such Reference Fund as calculated and determined in accordance with generally accepted accounting principles in the United States of America.

“Offering Memorandum” (i) with respect to Archview, the Prospectus dated December 1, 2016 and (ii) with respect to MLIS Ramius, the Prospectus of Merrill Lynch Investment Solutions dated August 2016, as supplemented by the Twentieth Supplement: Merrill Lynch Investment Solutions – Ramius Merger Arbitrage UCITS Fund.

“Organization Documents” means , (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

[“Registration Statement” means (i) with respect to Archview, the Registration Statement on Form N-2 (or any successor form promulgated by the SEC) of the Reference Fund, dated November 12, 2016, as amended from time to time, filed with the SEC, including without limitation, the related statement of additional information, if any, included in any such registration statement, and (ii) with respect to MLIS Ramius, the Offering Memorandum and, in each case, all supplements, amendments and modifications thereto as of the Trade Date, and as further supplemented, amended or modified in accordance with this Agreement and applicable law, including, without limitation, the Securities Act, the Investment Company Act and all applicable UCITS and Alternative Investment Fund Managers Directives.]

“Regulatory Event” A “Regulatory Event” will be deemed to occur if the Calculation Agent reasonably determines in good faith that any applicable law or regulation (including, without limitation, any tax law) has the effect of (i) making it illegal or inadvisable for Party A or any of its affiliates to perform its obligations in connection with the Transaction or to acquire, hold or dispose of units of a Reference Fund or any other transaction or asset such party may use to hedge Party A’s obligations under the Transaction or (ii) materially increasing the cost to Party A or any of its affiliates of performing its obligations under the Transaction or hedging Party A’s obligations under the Transaction (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position), in each case, whether or not such effect arises as a result of a change in such law or regulation. Such a Regulatory Event may, for example (and without limitation), be caused as a result of the Dodd-Frank Act or EMIR.

“Subsidiary” of a Person means any other Person (i) of which a majority of the shares of securities or other equity interests are at the time beneficially owned by such Person and (ii) the management of which is controlled, directly or indirectly, by such Person or an Affiliate of such Person.

“Total Debt” is defined as the sum of Party B’s financial liabilities including, but not limited to, bonds, convertible debt, issued notes, loans, as reported in the most recent audited consolidated financial statement of Party B; this definition excludes repurchase agreements, securities borrowed, securities sold short and derivative liabilities.

“Total Stockholders’ Equity” is defined as reported in the most recent audited consolidated financial statement of Party B.

B